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                                                                  EXHIBIT (n)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 9 to the Registration Statement on Form N-6 (Registration Nos. 333-48457 and 811-04865-01) of our report dated April 6, 2004 relating to the financial statements of Variable Account B of American International Life Assurance Company of New York and our report dated April 14, 2004 relating to the financial statements of American International Life Assurance Company of New York, which appear in such Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
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Houston, Texas
April 27, 2004